Exhibit 7.1

90 Woodbridge Center Dr., 4th Floor Woodbridge, New Jersey 07095-1163 Telephone: 732-750-0900 Fax: 732-750-1222

April 15, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549

We have been furnished with a copy of the response to Item 4.02(b) of Form 8-K for the event that occurred on April 12, 2010, to be filed by our client, EMRISE Corporation.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman LLP